UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2016

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 266–8674

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 3, 2016, the Board of Directors of Catalyst Biosciences, Inc, (the “Company”) approved of reducing the Company’s workforce by 10 employees, or approximately 50% of the company’s workforce, in connection with a strategic plan to reallocate the Company’s resources to its hemostasis programs, focused primarily on CB 813d, a next-generation Factor VIIa for the potential treatment of Hemophilia Inhibitor patients and CB 2679d, a next-generation Factor IX for the potential treatment of hemophilia B, both of which are expected to start clinical trials in 2017. Catalyst expects to complete the workforce reduction by the fourth quarter 2016.

As a result of the workforce reduction, the Company estimates one-time severance and related costs related to the restructuring of approximately $1.1 million expected to be recorded in the third quarter of 2016, and the cash amounts will be paid out through the fourth quarter of 2016. The Company does not anticipate that there will be any further material future cash expenditure associated with the workforce reduction. The charge that the Company expects to incur in connection with the workforce reduction is subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

The Company issued a press release regarding the reduction in workforce on September 7, 2016, which is included as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction in force described in Item 2.05 above, effective September 9, 2016, the employment of Edwin Madison, Ph.D., the Company’s Chief Scientific Officer, is being terminated.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued on September 7, 2016.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements related to the Company’s strategic plan to reallocate its resources and focus on hemostasis programs and its estimated cash expenditures associated with one-time termination benefits and related costs. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, the risk that trials and studies related to the Company’s hemostasis programs may be delayed and may not have satisfactory outcomes, potential adverse effects arising from the testing or use of the Company’s products and other risks related to the development and commercialization of the Company’s hemostasis product candidates, the risk that costs required in connection with the reduction in workforce will be higher than anticipated, and other risks described in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and those described from time to time in other reports which the Company files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST BIOSCIENCES, INC.

Date: September 9, 2016	/s/ Nassim Usman
Nassim Usman, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued on September 7, 2016.